UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 1, 2007
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200
N/A (Former name or former address if changed since last report.)

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition.

On May 1, 2007, the registrant issued the following press release announcing financial results for the first quarter ended March 31, 2007:

NEWS RELEASE
CONTACTS:	Kevin F. Mahoney Vice President, Finance and Chief Financial Officer 401-335-8470
Integrated Corporate Relations James Palczynski/David Griffith 203-682-8200

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY REPORTS A 10.2% INCREASE IN FIRST QUARTER 2007 SALES
Quarterly Earnings Per Share of $0.01 vs. Loss of $0.01 Per Share Last Year
Company Reaffirms 2007 EPS Guidance of $0.37 - $0.40

Lincoln, RI - May 1, 2007 - A.T. Cross Company (AMEX: ATX) today announced financial results for the first quarter ended March 31, 2007.

Consolidated sales for the first quarter of 2007 increased 10.2% to $32.6 million compared to $29.6 million in the first quarter of 2006. Global writing instruments and accessories revenue was $24.7 million, up 4.8% compared to the same period last year. This represents the fourth consecutive quarter of sales growth for the WI&A segment. The Company's optical segment, comprised of Costa Del Mar, had a first quarter sales increase of 31.5% to $7.9 million, compared to the same period last year.

Gross margin increased 340 basis points to 56.4%, compared to 53.0% last year, with improvements in both segments from the prior year. Operating expenses were $18.1 million, or 55.5% of sales in the quarter, versus $15.9 million, or 53.7% of sales a year ago. Operating expenses increased as a result of higher sales related expenses and planned increases in marketing expenditures in the first quarter by both business segments. Consolidated operating income was $0.3 million compared to an operating loss of $0.2 million in the first quarter of 2006.

Net income for the quarter was $0.1 million, or $0.01 per share, compared to a net loss of $0.1 million, or $0.01 per share, last year.

In March 2007, the Company completed a sales leaseback transaction of its headquarters facility which generated gross proceeds of $15.75 million. Such proceeds are reflected in the March 31, 2007 balance sheet.

David G. Whalen, President and Chief Executive Officer of A.T. Cross said, "A.T. Cross had a strong start to 2007 and we are pleased with our financial results for the quarter. We view our first quarter as the one where we prepare both of our businesses for a successful year, and we accomplished that goal. Costa is well positioned as we enter the second quarter, its peak season. The Cross brand and business also continues to make progress and will be similarly well positioned at the end of the summer as we enter the important September to December period. The first quarter went well and we are expecting an excellent year for the company."

Conference Call

The Company's management will host a conference call today, May 1, 2007 at 4:30 p.m. Eastern Time. Parties interested in participating in the conference call may dial-in at (866) 409-1557, while international callers may dial-in at (913) 312-1237. A live webcast of the call will be accessible on the Company's website at www.cross.com or www.viavid.net. The webcast will be archived for 30 days on these sites, while a telephone replay of the call will be available beginning at 6:30 p.m. Eastern Time on May 1, 2007 through May 15, 2007 at (888)-203-1112, or (719)-457-0820 for international callers, pin number 9146216.

About A.T. Cross Company

Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. Cross products, including award-winning quality writing instruments, leather goods, timepieces, and business accessories and Costa Del Mar sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross website at www.cross.com and the Costa Del Mar website at www.costadelmar.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including but not limited to statements relating to improved revenue and earnings growth for both segments of the business. In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to consumers' and retailers' reaction to the Company's existing and new writing instrument and accessory products, retailers' support for the Company's merchandising initiatives, and the ability of the Company to match forecasts and production with consumer demand, and are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of May 1, 2007. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

(Tables to follow)

A. T. CROSS COMPANY CONSOLIDATED SUMMARY OF OPERATIONS (in thousands, except per share amounts) (unaudited)
		Three Months Ended
		March 31, 2007	April 1, 2006

	Net sales	$ 32,572	$ 29,562
	Cost of goods sold	14,200	13,881
	Gross Profit	18,372	15,681
	Selling, general and administrative expenses	15,879	13,552
	Service and distribution costs	1,454	1,209
	Research and development expenses	599	533
	Restructuring charges	152	578
	Operating Income (Loss)	288	(191)
	Interest and other (expense) income	(40)	(27)
	Income (Loss) Before Income Taxes	248	(218)
Income tax provision (benefit)		125	(89)
	Net Income (Loss)	$ 123	$ (129)

	Basic and diluted net income (loss) per share	$ 0.01	$(0.01)

	Weighted average shares outstanding	14,778	14,684

		Three Months Ended
		March 31, 2007	April 1, 2006
Segment Data:	Writing Instruments & Accessories
	Net Sales	$ 24,693	$ 23,570
	Operating Loss	(367)	(1,113)
	Interest and Other (Expense) Income	(40)	(26)
	Loss Before Income Taxes	(407)	(1,139)

Segment Data:	Optical
	Net Sales	$ 7,879	$ 5,992
	Operating Income	655	922
	Interest and Other Expense	-	(1)
	Income Before Income Taxes	655	921

		Three Months Ended
		March 31, 2007	April 1, 2006
Writing Instruments & Accessories Sales Data:
	Americas	$ 10,135	$ 9,786
	Europe, Middle East and Africa	8,507	7,696
	Asia Pacific	5,120	5,387
	Other	931	701
	Total Net Sales	$ 24,693	$ 23,570

A.T. CROSS COMPANY CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	March 31, 2007	April 1, 2006
Assets
Cash and cash equivalents	$ 20,024	$ 11,126
Accounts receivable	24,839	23,045
Inventories	28,544	16,601
Deferred income taxes	5,105	6,340
Receivable from Chinese contract manufacturer	0	4,900
Other current assets	5,366	4,503
Total Current Assets	83,878	66,515

Property, plant and equipment, net	13,688	21,167
Goodwill	7,288	7,288
Intangibles and other assets	5,444	5,153
Deferred income taxes	8,711	5,011

Total Assets	$ 119,009	$ 105,134

Liabilities and Shareholders' Equity
Accounts payable and other current liabilities	$ 23,532	$ 18,573
Retirement plan obligations	2,029	1,885
Total Current Liabilities	25,561	20,458

Retirement plan obligations	7,515	10,525
Deferred gain on sale of real estate	4,693	0
Other long term liabilities	2,752	0
Long-term debt, less current maturities	4,000	5,500
Accrued warranty costs	1,308	1,457
Shareholders' equity	73,180	67,194

Total Liabilities and Shareholders' Equity	$ 119,009	$ 105,134

For information at A. T. Cross contact:
Kevin F. Mahoney
Vice President, Finance and Chief Financial Officer
(401) 335-8470
kmahoney@cross.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: May 2, 2007	KEVIN F. MAHONEY (Kevin F. Mahoney) Vice President, Finance Chief Financial Officer